Exhibit 10.5.11

                        2006 STOCK RESTRICTION AGREEMENT


         This 2006 Stock Restriction Agreement (the "Agreement") is made as of the 8th day of May, 2006 (the "Agreement Date"), by and between CBL & ASSOCIATES PROPERTIES, INC., a Delaware corporation (the "Company"), and ((Name)) (the "Employee").

         The Employee's date of receipt of the Stock Award set forth in this Agreement shall be and is May 18, 2006 (the "Receipt Date").

         WHEREAS, pursuant to the Plan (as hereinafter defined) and subject to the terms of this Agreement, the Company desires to grant to the Employee ((number)) shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company.

         NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1. Definitions; Conflicts. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Amended and Restated CBL & Associates Properties, Inc. Stock Incentive Plan (the "Plan"). The terms and provisions of the Plan are incorporated herein and in the event of any conflict or inconsistency between the terms and provisions of the Plan and the terms and provisions of this Agreement, the terms and provisions of the Plan shall govern and control.

         2. Grant of Common Stock. Subject to the terms and conditions of this Agreement, the Company hereby grants to the Employee all right, title and interest in ((number)) shares of Common Stock (the "Stock Award").

         3. Vesting. The Stock Award, subject to the terms, conditions and limitations contained herein (including but not limited to the provisions of Paragraph 4 below), shall vest in accordance with the following installments:
Twenty percent (20%) on the first anniversary of the Agreement Date hereof, and an additional twenty percent (20%) on each of the succeeding four (4) anniversaries of the Agreement Date hereof (the "Vesting Period"); provided that, with respect to each such installment, the Employee has remained in continuous employment with the Company from the Agreement Date through the date such installment is designated to vest.

         4. Termination of Employment.(a) General. Except as set forth in Paragraphs 4(b) and 4(c) below, if the Employee's employment terminates for any reason, any non-vested portion of the Stock Award shall thereupon be deemed forfeited and the Employee shall have no further right, title and/or interest in the non-vested portion of the shares of Common Stock subject to the Stock Award.

         (b) Death or Disability. If the Employee's employment terminates for reasons of the Employee's death or disability (as defined herein), the portion of the Stock Award that is non-vested on the date of such termination shall immediately, on the date of such termination of employment, thereupon vest in the Employee or his/her estate. For purposes hereof, the term "disability" refers to the complete and permanent disability of the Employee as defined by the Company's health insurance plans or as otherwise defined by the Company from time to time. The Employee acknowledges and agrees that the determination of disability shall be within the sole, absolute and exclusive discretion of the Company.

         (c) Retirement After Attainment of 70 Years of Age. If the Employee's employment terminates by reason of retirement after the Employee has reached 70 years of age and the Employee has maintained at least 10 years of continuous employment with the Company, its Subsidiaries or Affiliates, the portion of the Stock Award that is non-vested on the date of such termination shall immediately, on the date of such termination of employment, thereupon vest in the Employee.

         5. Rights as a Shareholder. The Employee shall have all of the rights as a shareholder with respect to any shares of Common Stock issued pursuant to the Stock Award subject only to the transfer restrictions set forth in Paragraph 6 below and forfeiture provisions set forth above. The Employee's rights as a shareholder shall include the rights to receive all dividends on the Common Stock and to exercise any voting rights attributable to the Common Stock for so long as the Employee shall own the Common Stock but such rights shall cease as to any non-vested portion of the shares of Common Stock subject to the Stock Award that are forfeited pursuant to the terms of this Agreement.

         6. Non-Transferability of Stock Award. Except for any transfers that may be required by law, including pursuant to any domestic relations order or otherwise, no non-vested portion of the Common Stock making up the Stock Award may be transferred by the Employee until the termination of the Vesting Period (or immediate vesting pursuant to the provisions of Paragraphs 4(b) or 4(c) above on terminations of employment for death or disability or retirement after attainment of 70 years of age) and any non-permitted attempted transfer by the Employee of any such non-vested portion prior to the termination of the Vesting Period shall be null and void. Any transferee who may receive any of such non-vested portion of the Common Stock making up the Stock Award pursuant to a transfer required by law as set forth above shall be subject to all the terms and provisions of this Agreement and any termination of the employment of the Employee prior to the termination of the Vesting Period (except for terminations of employment pursuant to Paragraphs 4(b) or 4(c) above on death or disability or retirement after attainment of 70 years of age) shall cause the forfeiture of any non-vested shares of the Common Stock making up the Stock Award even if such shares are in the hands of a transferee.

         7. Certificate Legend. All shares of non-vested Common Stock issued to the Employee pursuant to the Stock Award (if any of such shares are issued prior to the vesting thereof) in certificate form shall bear the legend stating that said shares are subject to and their transferability restricted by the terms and provisions of this Agreement. The Company agrees to remove said legend from the referenced shares of Common Stock in the event and at the time the Employee's right to said shares of Common Stock shall vest. As set forth in Paragraph 14 below, upon the vesting of shares of Common Stock making up the Stock Award, such vested shares shall be issued in certificate form to the Employee without the above-stated legend thereon.

         8. No Enlargement of Employee Rights. Nothing in this Agreement shall be construed to confer upon the Employee any right to continued employment or to restrict in any way the right of the Company or any Subsidiary or Affiliate to terminate the Employee's employment at any time.

         9. Income Tax Withholding. The Company, in its sole discretion, shall make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all Federal, state, local and other taxes required by law to be withheld with respect to the shares of Common Stock issued pursuant to the Stock Award (as such shares vest or if certain tax elections are made by the Employee, i.e., a Section 83(b) election under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code")) and any dividends paid on any portion of non-vested shares of Common Stock, including, but not limited to, the following: (i) deducting the amount of any such withholding taxes therefrom or from any other amounts then or thereafter payable to the Employee by the Company or any of its Subsidiaries or Affiliates; (ii) requiring the Employee, or the beneficiary or legal representative of the Employee, to pay to the Company the amount required to be withheld or to execute such documents as the Company deems necessary or desirable to enable the Company to satisfy its withholding obligations; and/or (iii) withholding from the shares of Common Stock otherwise payable and/or deliverable one or more of such shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation.

         10. Restricted Stock. The Stock Award granted hereunder is intended to be a grant of restricted property to the Employee that is subject to a "substantial risk of forfeiture" as defined in Section 83 of the Code.

         11. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

         12. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without reference to the principles of conflicts of laws thereof.

         13. Headings. Headings are for the convenience of the parties and are not deemed to be part of this Agreement.

         14. Power of Attorney; Restricted Stock Account. The Employee, by execution of this Agreement, does hereby appoint the Company as the Employee's attorney-in-fact for the limited purposes of executing any documents or instruments necessary in conjunction with the shares of Common Stock issued to the Employee pursuant to the Stock Award while such shares are subject to the restrictions provided by this Agreement. The employee understands and acknowledges that the shares of Common Stock issued to the Employee pursuant to the Stock Award may be subject to adjustment or substitution, as determined by the Company or the Compensation Committee, as to the number, price or kind of a share of stock or other consideration subject to such awards or as otherwise determined by the Company or the Compensation Committee to be equitable in the event of changes in the outstanding stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such award.

The Employee understands and acknowledges that the shares of Common Stock issued to the Employee pursuant to the Stock Award will be held in an uncertificated form in an account maintained by the Company's stock transfer agent until such time as such shares of Common Stock are no longer subject to the restrictions set forth in this Agreement. The Employee understands and acknowledges that as the shares of Common Stock issued to the Employee pursuant to the Stock Award shall vest during the Vesting Period, the Company shall cause such vested shares to be issued out of the above-stated account and delivered to the Employee in certificated form (less any applicable employment taxes) and such vested shares shall no longer be subject to the terms and provisions of this Agreement. The Employee understands and acknowledges that in the event the Employee's employment with the Company, its Subsidiaries or Affiliates, is terminated at any time during the Vesting Period, any non-vested shares of Common Stock making up the Stock Award shall then be cancelled and/or returned to the Company and that the Company shall be entitled to take such action on behalf of the Employee in the form of executing such documents or instruments to authorize the cancellation of such shares and/or return of same to the Company.

         15. Section 83(b) Election. By execution of this Agreement, the Employee is acknowledging that he/she understands that he/she may make a Section 83(b) Election with respect to the Stock Award pursuant to applicable provisions of the Code but that such election must be made on or before the date that is thirty (30) days from the Receipt Date set forth above.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Agreement Date first written above.

                        CBL & ASSOCIATES PROPERTIES, INC.



                        By:      /s/ Stephen D. Lebovitz
                           -----------------------------------
                              Stephen D. Lebovitz,
                                    President


                        EMPLOYEE:


                        --------------------------------------
                        ((Name))